Exhibit 99.1

DRI Corporation Posts Fiscal Year 2009 Results

  Diluted Earnings Per Share at 13 Cents vs. Prior Year 10 Cents
  Revenues Up Approximately 17 Percent Over Prior Year
  Positive Trends Indicated for Fiscal Year 2010
  Conference Call Slated April 19, 2010, at 11 a.m. (Eastern)

DALLAS--(BUSINESS WIRE)--April 15, 2010--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that it posted net sales of $82.3 million for its fiscal year ended Dec. 31, 2009 – an increase of approximately 17 percent over its fiscal year 2008 net sales of $70.6 million.

David L. Turney, the Company’s Chairman and Chief Executive Officer, said: “The Company’s fiscal year 2009 had a positive outcome despite delays in orders in fourth quarter 2009. Thanks in substantial part to our expanding international market position and the acquisition of our Mobitec Brazil Ltda subsidiary in Caxias do Sul, Brazil, our earnings grew to 13 cents per diluted share as compared to 10 cents per diluted share for fiscal year 2008. We are positioned to achieve significant improvements in fiscal year 2010, even while navigating the difficult slowdown in the global economic environment.”

On April 15, 2010, the Company filed with the U.S. Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the period ended Dec. 31, 2009.

FOURTH QUARTER 2009 RESULTS

For the quarter ended Dec. 31, 2009, revenues were $26.0 million and the net profit applicable to common shareholders was $743 thousand, or 6 cents per diluted share. This compares to revenues of $15.6 million and a net loss applicable to common shareholders of $501 thousand, or 4 cents per diluted share, for the same period last year.

Basic and diluted weighted-average shares outstanding for fourth quarter 2009 were 11.7 million and 13.6 million, respectively, as compared to 11.5 million and 11.5 million, respectively, for the same period in fiscal year 2008.

FISCAL YEAR 2009 RESULTS

For the fiscal year ended Dec. 31, 2009, revenues were $82.3 million, as compared to revenues of $70.6 million for the same period a year ago. The full year net income applicable to common shareholders was $1.5 million, or 13 cents per basic and diluted share. This compares to a net profit of $1.2 million, or 11 cents per basic share and 10 cents per diluted share, for the same period a year ago.

Basic and diluted weighted-average shares outstanding for the fiscal year ended Dec. 31, 2009, were 11.5 million and 11.7 million, respectively, as compared to 11.3 million and 11.5 million, respectively, for the same period a year ago.

Mr. Turney said: “In November 2009, we said that we expected fiscal year 2009 revenues to approximate $82 million, based on currency exchange rates currently in effect; we posted $82.3 million in revenues for the year. We also made some progress in earnings coming in somewhat above the revised guidance of November 2009. Looking back over the last year and taking into consideration the plans we set in motion several years ago, I continue to believe that we’ve made the right decisions in emphasizing international business growth, as well as global margin improvements and cost reductions. Today, our international business has grown to approximately 59 percent of our total corporate revenues. Along the way, as we have grown internationally, we’ve encountered wide swings in currency exchange rates and, at times, stress related to our earnings and working capital. Despite such, our continuing year-over-year earnings improvements reflect success in our ongoing efforts to further increase shareholder value.”

ORDER FLOW

Mr. Turney said: “We are fortunate to be in the global surface transportation market. Simply stated, people need mobility in both good times and bad times. The global economic slowdown’s impact on our domestic and international served markets, as previously reported, has been confined to certain specific market sectors as opposed to being across all or even most served market sectors. Long-term market drivers for the global transit industry include traffic gridlock, environmental issues, quality of life, mobility, economic issues, and the need to provide safe and secure transportation systems – points of worldwide concern that tend to be with us everywhere each day of the year.

“In the domestic market, we presently have some concern about the latter part of fiscal year 2010 and first half of fiscal year 2011. The U.S. transit market may ultimately be impacted by the inability of the U.S. Congress and the Obama administration to pass replacement legislation for the now expired Safe, Accountable, Flexible, Efficient Transportation Equity Act: A Legacy for Users (SAFETEA-LU) legislation. Although SAFETEA-LU has been extended to Dec. 31, 2010, the uncertainty over the lack of passage of new, long-term (six-year) legislation potentially may have a slight impact on the Company after second quarter 2010. We are focused on offsetting this, if it materializes, through international market opportunities.

“In fiscal year 2009, the Company’s international operations witnessed some significant customer procurement plan revisions, including rescheduling of delivery dates and some scale-back that we believe, in the rescheduling context, may have been partially related to the economic slowdown in certain specific international market sectors. However, those specific instances of possible economic-related slowdown have since recovered. To a large extent, the delays and related revenue-reduction pressure, which tended to impact higher margin business, was replaced by revenues in lower margin international market sectors where growth accelerated. Overall, our international business continued to grow in revenue and profits in fiscal year 2009; our forecast indicates it will likely do the same in fiscal year 2010, although we are not yet totally certain as to exactly when the full extent of the orders delayed from last year will fully roll out this year.”

BACKLOG

“The Company’s backlog was $26.3 million at Dec. 31, 2009, as compared to $9.9 million at Dec. 31, 2008. The difference here can primarily be attributed to growth in the international market,” Mr. Turney said.

OUTLOOK

Mr. Turney said: “In November 2009, when we announced our third quarter results, we said that we would further study our preliminary fiscal year 2010 earnings outlook and comment when filing our fiscal year 2009 results. Based on current exchange rates, we continue to expect that fiscal year 2010 revenue will approximate $100 million, which represents growth of more than 20 percent over fiscal year 2009. Even while taking into consideration the domestic market’s possible federal legislation-induced slowdown during the last half of the year – and the unfolding effect of our rapid acceleration in high-growth market sectors – we believe that we should now express our earnings outlook in the range of 22 cents to 26 cents. As the year progresses, we will fine-tune that range.

“Further, we expect revenues for first quarter 2010 to exceed the revenues of first quarter 2009. We also expect to see bottom-line results similar or favorable to first quarter 2009 results. This is due, in part, to the accelerated growth of lower-margin business filling in for higher-margin business in first quarter 2010. However, we do expect to see more recovery of higher-margin business in subsequent quarters as fiscal year 2010 unfolds.

“Additionally, our revenue run rate projections for the end of fiscal year 2012 remain at approximately $140 million, based on current exchange rates; this represents a 69 percent increase over actual fiscal year 2009 revenues and a 40 percent increase over projected fiscal year 2010 revenues. As demonstrated in recent news releases, we have already taken some organizational steps toward configuring for continued growth. We will be intensely focused in that direction throughout fiscal year 2010.”

RECENT NEWS

  On March 31, 2010, the Company announced that Oliver Wels was appointed President of DRI Corporation, effective March 25, 2010, as recommended by Mr. Turney and approved by the Company’s Board of Directors. Mr. Wels assumes full responsibility for the Company’s global operations in anticipation of management’s accelerated growth plans. Mr. Turney continues as the Company’s Chairman of the Board and Chief Executive Officer.
  On March 30, 2010, the Company announced that Veronica B. Marks was named Vice President of Corporate Communications and Administration, effective March 25, 2010. She continues in her role as the Company’s Assistant Secretary.
  On Dec. 1, 2009, the Company announced that its acquisition of the remaining 50 percent interest in the Mobitec Brazil Ltda joint venture had officially been registered with the Brazilian government. The Company’s 100 percent ownership of the Mobitec Brazil Ltda subsidiary was established July 1, 2009. Acquisition details are available via a Form 8-K filed July 27, 2009 with the SEC.

CONFERENCE CALL INFORMATION

Management will discuss fourth quarter and fiscal year 2009 results during an investors’ conference call on Monday, April 19, 2010, at 11 a.m. (Eastern).

  To participate in the live conference call, dial one of the following telephone numbers approximately five minutes prior to the start time: domestic, (800) 853-3895; or international, (334) 323-7224. The confirmation code is “DRI.”
  Telephone replay will be available through May 17, 2010, via the following telephone numbers: domestic, (877) 656-8905; or international, (334) 323-9859. The replay passcode is 61070655.
  To participate via webcast, go to http://viavid.net/dce.aspx?sid=00007301. The webcast will be archived for one year.

MARK YOUR CALENDAR

  On or about May 17, 2010, the Company plans to file with the SEC a Form 10-Q for the quarter ended March 31, 2010.
  On or about May 18, 2010, management plans to review first quarter 2010 results during an investors’ conference call.

  The Company’s Annual Meeting of Shareholders will take place May 27, 2010, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240. Registration will begin at 8:30 a.m. (Central) and the business meeting will commence at 9 a.m. (Central). Shareholders of record at the close of business on April 7, 2010, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing or amount of future revenues, expectations of profitability, expected business and revenue growth trends, future annualized revenue run rates, anticipated increases in shareholder value, and expectations regarding the Company’s ongoing business plan, expectations for transit industry support for the Company; as well as any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the forecasted timing or amount of future revenues, that our expectations as to future business and revenue growth trends, future annualized run rates, increases in shareholder value, and expectations regarding the Company’s ongoing business plan may not prove accurate over time, or that the transit industry does not provide the expected support we anticipate, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2010, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)

	December 31,
	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$1,800	$598
Trade accounts receivable, net	18,192	12,403
Current portion of note receivable	86	86
Stock subscription receivable	670	-
Other receivables	1,645	431
Inventories, net	13,042	10,662
Prepaids and other current assets	1,844	427
Deferred tax assets, net	250	94
Total current assets	37,529	24,701

Property and equipment, net	5,266	3,607
Long-term portion of note receivable	86	172
Goodwill	9,793	9,034
Intangible assets, net	728	790
Other assets	890	1,157
Total assets	$54,292	$39,461

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Lines of credit	$7,200	$3,743
Loans payable	463	719
Current portion of long-term debt	960	193
Current portion of foreign tax settlement	561	386
Accounts payable	10,099	5,347
Accrued expenses and other current liabilities	6,459	4,359
Preferred stock dividends payable	20	16
Total current liabilities	25,762	14,763

Long-term debt and capital leases, net	6,572	5,149

Foreign tax settlement, long-term	294	528

Deferred tax liabilities, net	338	137

Liability for uncertain tax positions	380	300

Commitments and contingencies

Shareholders' Equity
Series K Redeemable, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 325 shares
authorized; 299 and 0 shares issued and outstanding at
December 31, 2009, and December 31, 2008, respectively;
redeemable at the discretion of the Company at any time.	1,341	-
Series E Redeemable, Nonvoting, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 500 shares authorized; 80 shares issued and outstanding at December 31, 2009, and December 31,
2008; redeemable at the discretion of the Company at any time.	337	337
Series G Redeemable, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 600 shares authorized; 480 and 444 shares issued and outstanding at December 31, 2009, and December
31, 2008, respectively; redeemable at the discretion of the Company
after five years from date of issuance.	2,118	1,938
Series H Redeemable, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 600 shares authorized; 69 and
64 shares issued and outstanding at December 31, 2009, and December 31,
2008, respectively; redeemable at the discretion of the Company after
five years from date of issuance.	297	272
Series J Redeemable, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 250 shares authorized; 0 and
90 shares issued and outstanding at December 31, 2009, and December 31,
2008, respectively; redeemable at the discretion of the Company at any
time.	-	388
Series AAA Redeemable, Nonvoting, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 20,000 shares authorized; 166 shares issued and outstanding at December 31, 2009, and December 31, 2008;
redeemable at the discretion of the Company at any time.	830	830
Common stock, $.10 par value, 25,000,000 shares authorized; 11,746,327 and
11,466,606 shares issued and outstanding at December 31, 2009 and December
31, 2008, respectively.	1,175	1,147
Additional paid-in capital	30,393	32,706
Accumulated other comprehensive income - foreign currency translation	1,976	512
Accumulated deficit	(18,276)	(20,398)
Total DRI shareholders' equity	20,191	17,732
Noncontrolling interests
Noncontrolling interests - Mobitec Brazil Ltda.	-	596
Noncontrolling interests - Castmaster Mobitec India Private Limited	755	256
Total noncontrolling interests	755	852
Total shareholders' equity	20,946	18,584
Total liabilities and shareholders' equity	$54,292	$39,461

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2009	2008	2007

Net sales	$82,285	$70,559	$57,932
Cost of sales	57,489	46,671	39,311
Gross profit	24,796	23,888	18,621

Operating expenses
Selling, general and administrative	20,402	19,000	15,216
Research and development	552	974	1,149
Total operating expenses	20,954	19,974	16,365

Operating income	3,842	3,914	2,256

Other income (loss)	(101)	188	103
Foreign currency gain	531	558	210
Interest expense	(1,460)	(1,433)	(1,197)
Total other income and expense	(1,030)	(687)	(884)

Income from continuing operations before income tax expense	2,812	3,227	1,372

Income tax expense	(836)	(1,096)	(291)
Income from continuing operations, net of tax	1,976	2,131	1,081
Loss from discontinued operations	-	-	(219)

Net income	1,976	2,131	862

Less: Net income attributable to noncontrolling interests, net of tax	(146)	(635)	(188)

Net income attributable to DRI Corporation	1,830	1,496	674

Provision for preferred stock dividends	(319)	(303)	(294)
Net income applicable to common shareholders of DRI Corporation	$1,511	$1,193	$380

Net income (loss) per share - basic
Continuing operations	$0.13	$0.11	$0.06
Discontinued operations	$0.00	$0.00	$(0.02)
Income per share applicable to common shareholders	$0.13	$0.11	$0.04

Net income (loss) per share - diluted
Continuing operations	$0.13	$0.10	$0.05
Discontinued operations	$0.00	$0.00	$(0.02)
Income per share applicable to common shareholders	$0.13	$0.10	$0.03

Weighted average number of common shares and common
share equivalent outstanding
Basic	11,548,403	11,333,984	10,751,220
Diluted	11,715,807	11,492,473	11,146,107

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com